SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2006

Alcan Inc.
 (Exact name of Registrant as specified in its charter)

Canada
(State or other jurisdiction of incorporation)

1-3677	Inapplicable
Commission File Number	(I.R.S. Employer Identification No.)

1188 Sherbrooke Street West, Montreal, Quebec, Canada H3A 3G2 (Address of principal executive offices, including postal code)

(514) 848-8000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Alcan Inc. ("Company ") filed on 31 October 2006 a Current Report on Form 8-K announcing the appointment of Michel Jacques as President and Chief Executive Officer Alcan Primary Metal Group and Senior Vice President of the Company, effective 1 December 2006.

On 21 December 2006, Mr. Jacques entered into a new Employment Agreement ("Employment Agreement") with the Company. Under the terms of the Employment Agreement, Mr. Jacques will receive an annual base salary of USD575,000. He will also receive an annual bonus with a target of 80% of the mid-point salary which is USD611,800.

Mr. Jacques will participate in long-term incentives provided through (1) the Alcan Total Shareholder Return Performance Plan ("TSR Plan") and (2) the Alcan Restricted Share Unit Plan ("RSU Plan"). For 2006, Mr. Jacques' long-term incentive compensation value was USD1,805,000. Mr. Jacques was also granted additional RSUs with a compensation value of USD250,000 to reflect the increased responsibilities with his new appointment and further RSUs with a compensation value of USD50,000 for his transition from Switzerland to Canada.

In case of termination without cause, Mr. Jacques will be entitled to 24 months of annual base salary and target bonus.

Item 9.01               FINANCIAL STATEMENTS AND EXHIBITS.

                                (c)                Exhibits

                                                     10.1    Employment Agreement dated 21 December 2006 with Michel Jacques.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCAN INC.

BY:	/s/ Roy Millington
Roy Millington
Corporate Secretary

Date: December 22, 2006

EXHIBIT INDEX

Exhibit

Number                                                                    Description

10.1                        Employment Agreement dated 21 December 2006 with Michel Jacques.